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Exhibit 99(b)

        NOTICE OF GUARANTEED DELIVERY

OFFER TO EXCHANGE

11,076,707 Shares of Cincinnati Bell Common Stock
for the entire outstanding aggregate principal amount of
BRCOM Inc. 9% Senior Subordinated Notes due 2008
and

CONSENT SOLICITATION

        This notice of guaranteed delivery or one substantially like it must be used to accept the exchange offer and consent solicitation of Cincinnati Bell Inc., f/k/a Broadwing Inc. ("Cincinnati Bell"), made pursuant to the prospectus and solicitation statement dated            , 2003 and the related consent and letter of transmittal, if (i) your certificate(s) representing the 9% Senior Subordinated Notes due 2008 (the "BRCOM 9% Notes") of BRCOM Inc., f/k/a Broadwing Communications Inc., ("BRCOM") are not immediately available, (ii) you cannot complete the procedure for book-entry transfer on a timely basis or (iii) you cannot deliver the certificate(s) and/or all other required documents to The Bank of New York (the "exchange agent") prior to the expiration date (as defined in the prospectus and solicitation statement). You may deliver this notice of guaranteed delivery by hand, facsimile transmission or mail to the exchange agent, which must include a guarantee by an eligible institution as set forth herein. See "The Exchange Offer and Consent Solicitation—Guaranteed Delivery" in the prospectus and solicitation statement.

THE EXCHANGE AGENT FOR THE
EXCHANGE OFFER AND CONSENT SOLICITATION IS:

THE BANK OF NEW YORK

Reorganization Department, 7e
Attention: Diane Amoroso
101 Barclay Street
New York, New York 10286

Telephone: (212) 815-3738
Facsimile: (212) 298-1915

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO THE EXCHANGE AGENT OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

        THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A CONSENT AND LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE CONSENT AND LETTER OF TRANSMITTAL.

        Ladies and Gentlemen:

        Upon the terms and subject to the conditions set forth in the prospectus and solicitation statement, and the related consent and letter of transmittal, the receipt of which is hereby acknowledged, I hereby tender to you the aggregate principal amount of BRCOM 9% Notes set forth below and give consents to the proposed amendments, pursuant to the guaranteed delivery procedure set forth in "The Exchange Offer and Consent Solicitation—Guaranteed Delivery" in the prospectus and solicitation statement.

(PLEASE TYPE OR PRINT, EXCEPT FOR SIGNATURES)

Name(s) of Registered Holders:	Aggregate Principal Amount of BRCOM 9% Notes
Tendered:
Address(es)	Certificate No(s). (if applicable)

(Include Zip Code)
Area Code and Tel. No(s).:	Aggregate Principal Amount Represented by BRCOM 9% Notes Certificates:
Dated:	Window Ticket No. (if any):
Signature (s):

IF BRCOM 9% NOTES WILL BE TENDERED BY BOOK-ENTRY TRANSFER, PLEASE PROVIDE THE FOLLOWING INFORMATION:
Account Number:
Transaction Code Number:

GUARANTEE
(NOT TO BE USED FOR SIGNATURE GUARANTEES)

        The undersigned, a participant in the Securities Transfer Agents Medallion Program or the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program, hereby guarantees that either the certificates representing the BRCOM 9% Notes tendered hereby in proper form for transfer or a confirmation of a book-entry transfer of such BRCOM 9% Notes into the exchange agent's account at the Depository Trust Company in each case together with a properly completed and duly executed consent and letter of transmittal and any required signature guarantees and any other documents required by the consent and letter of transmittal will be received by the exchange agent at its address set forth above, in each case within three New York Stock Exchange trading days after the date hereof.

(PLEASE TYPE OF PRINT EXCEPT FOR SIGNATURE)

Name of Firm	Authorized Signature

Name

Address	Title

Area Code and Telephone Number	Date

NOTE: DO NOT SEND BRCOM 9% NOTES WITH THIS NOTICE. NOTES SHOULD BE SENT TOGETHER WITH YOUR CONSENT AND LETTER OF TRANSMITTAL TO THE EXCHANGE AGENT.

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GUARANTEE (NOT TO BE USED FOR SIGNATURE GUARANTEES)
(PLEASE TYPE OF PRINT EXCEPT FOR SIGNATURE)